EXHIBIT 5.16

CONSENT OF LUKE EVANS

Reference is made to the Registration Statement on Form F-10 and the documents incorporated by reference therein (the “Registration Statement”) of Goldcorp Inc. (the “Company”), and any amendments thereto, to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended.

I hereby consent to the inclusion and incorporation by reference in the Registration Statement of the Company, including any amendments thereto and any documents incorporated by reference therein, of references to and information derived from the technical report dated March 27, 2014, entitled “Technical Report on the Pueblo Viejo Project, Sanchez Ramirez Province, Dominican Republic” (the “Technical Report”). I also consent to the reference to my name, including as an expert or “qualified person”, and to my involvement in the preparation of the Technical Report in the Registration Statement.

Date: April 20, 2017

/s/ Luke Evans
Name: Luke Evans, M.Sc., P.Eng.
Title: Principal Geologist
Roscoe Postle Associates Inc.

RPA Inc. 55 University Ave. Suite 501 | Toronto, ON, Canada M5J 2H7 | T +1 (416) 947 0907    www.rpacan.com

[CONSENT OF LUKE EVANS TO FORM F-10]